Sullivan & Worcester LLP
                     1025 Connecticut Avenue, NW
                        Washington, DC  20036
                            (202) 775-8190
                        Fax No. 202-293-2275



                                   May 27, 1997



Mosaic Equity Trust
1655 Fort Myer Drive
Arlington, Virginia  22209

                        Rule 24f-2 Notice
             Registration Statement File No. 811-3615

Ladies and Gentlemen:

     Mosaic Equity Trust (formerly GIT Equity Trust) (the "Trust"), a Massachusetts business trust, on behalf of its Mid-Cap (formerly Special) Growth Fund, its Investors Fund (formerly Select Growth Portfolio), its Equity Income Fund and its Worldwide Growth Fund, proposes to file with the Securities and Exchange Commission pursuant to the provisions of Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Act"), a notice making definite the registration of 3,600,541 shares authorized by the Board of Trustees of the Trust (the "Shares"), which were sold in reliance upon registration pursuant to Rule 24f-2 during the fiscal year ended March 31, 1997.

     We have made such investigations and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion. In that examination, we have assumed the genuineness of all signatures, the authenticity of all documents purporting to be originals, and the conformity to the originals of all documents purporting to be copies.

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, the Shares, the registration of which is being made definite by the notice referred to above, are validly and legally issued, fully paid and nonassessable. For purposes of this letter, we express no opinion as to compliance with the Securities Act of 1933, as amended, applicable state laws regulating the sale of securities, or the Act.

     We consent to your filing this opinion as an exhibit to the notice referred to above.

                                   Very truly yours,

                                   (signature)

                                   Sullivan & Worcester LLP



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